UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 29, 2010

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	1-33128 (Commission File Number)	98-0503315 (IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota 55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the relocation of Paul H. McDonough, the Company’s Senior Vice President and Chief Financial Officer from the Canton office of OneBeacon Insurance Group, Ltd. (the “Company”) to the Company’s U.S. corporate headquarters in Minnetonka, Minnesota, the Company provided certain relocation benefits.  On October 29, 2010, the Company’s third party relocation vendor, on the Company’s behalf, purchased Mr. McDonough’s residence in Massachusetts for $2.6 million.  The relocation vendor will market and sell the house on the Company’s behalf in the ordinary course.  The Company, through its third party relocation vendor, also reimbursed Mr. McDonough’s relocation expenses of approximately $137,000 and provided related tax assistance.  The Company, through its third party relocation vendor, will reimburse Mr. McDonough for any additional relocation expenses which may be incurred in 2011 and provide related tax assistance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: January 28, 2011
	By:	/s/ Jane E. Freedman
Jane E. Freedman, Secretary and Associate General Counsel